STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of August 14, 2025, by and among:

• Ameritek Ventures, Inc., a Nevada corporation (the “Buyer”), acting by and through its custodian, Shaun Passley, under Nevada law;

• Epazz, Inc., a Wyoming corporation (the “Seller”); and

• Galaxy Batteries, Inc., a Wyoming corporation (the “Company”).

RECITALS

WHEREAS, the Seller owns all of the issued and outstanding shares of the Company;

WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, all of the issued and outstanding shares of the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Purchase and Sale. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the issued and outstanding shares of the Company for a total consideration of 10,000,000,000 shares of Buyer’s common stock, valued at $0.0037 per share, for a total purchase price of $37,000,000.

2. Closing. The closing of the transactions shall take place as of August 14, 2025 (the “Closing Date”).

3. Representations and Warranties. Each party represents and warrants that it has the corporate power and authority to enter into this Agreement.

4. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Ameritek Ventures, Inc.

By: /s/ Shaun Passley

Shaun Passley, Custodian and CEO

Epazz, Inc.

By: /s/ Shaun Passley

Shaun Passley, President

Galaxy Batteries, Inc.

By: /s/ Shaun Passley

Shaun Passley, President